NOTICE OF DISAPPROVAL

                                August 20, 1996

VIA FACSIMILE AND
CERTIFIED MAIL

Steeplechase Partners L.P.    The Balcor Company       Daniel J. Perlman, Esq.
c/o The Balcor Company        2355 Waukegan Road       Katten Muchin & Zavis
2355 Waukegan Road            Suite A200               Suite 2100
Suite A200                    Bannockburn, IL  60015   525 W. Monroe Street
Bannockburn, IL  60015        Attn: Alan G. Lieberman  Chicago, IL  60661
Attn: Ilona Adams

     Re:  Agreement of Sale, dated as of the 15th day of July, 1996
          (the "Agreement") between Steeplechase Partners Limited Partnership, as Seller, and ERP Operating Limited Partnership, as Purchaser, for the purchase of Steeplechase Apartments, Lexington, Kentucky
          (the "Property").

Dear Ms. Adams and Messrs. Lieberman and Perlman:

     Pursuant to Section 16(C) of the Agreement, we hereby give you notice that we disapprove the Documents and the condition of the Property and as the Property is unsuitable for our purposes, we are hereby terminating the Agreement and all rights and obligations of the Seller and Purchaser thereunder. By execution of this Notice of Disapproval, we are hereby authorizing and directing Charter Title Company, as Escrow Agent, to disburse the Earnest Money, plus all accrued interest, to us via the attached wire instructions.

                         ERP OPERATING LIMITED PARTNERSHIP,
                         an Illinois limited partnership

                         By:  Equity Residential Properties Trust,
                              a Maryland Real Estate Investment
                              Trust, its general partner

                         By:  /s/  Shelley L. Dunck
                              ------------------------------------
                                   Shelley L. Dunck
                                   Vice President












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